CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated January 23, 2003 for the ACM Convertible Securities Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Prospectus.



               /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
April 28, 2003